SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 13, 2007

                             Oritani Financial Corp.
                             -----------------------
             (Exact name of registrant as specified in its charter)

        United States                   001-33223                 22-3617996
----------------------------      ---------------------      -------------------
(State or other jurisdiction      (Commission File No.)      (IRS Employer
of incorporation)                                            Identification No.)



370 Pascack Road, Township of Washington                        07676
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 (Address of principal executive offices)                     (Zip Code)



Registrant's telephone number, including area code:  (201) 664-5400


                                 Not Applicable
          ------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CRF 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

     On November 13, 2007, Oritani Financial Corp. (the "Oritani") the holding company for Oritani Savings Bank, entered into an Agreement and Plan of Merger with Greater Community Bancorp ("Greater Community"), the holding company for Greater Community Bank. As part of the transaction, Greater Community Bank will be merged into Oritani Savings Bank. The combined institution will have $2.3 billion in assets and 36 branches serving Bergen, Passaic, Hudson and Morris Counties, New Jersey. Under the terms of the Merger Agreement, Greater Community shareholders will be entitled to receive $21.40 per share in Oritani stock or cash, provided that in the aggregate the consideration will be 60% stock and 40% cash. The exchange ratio for the stock consideration will equal $21.40 divided by the Oritani market value as defined in the Merger Agreement, provided that the exchange ratio shall not be more than 1.4588 or less than 1.1935. The transaction is subject to the approval of the shareholders of Oritani and Greater Community, the receipt of regulatory approvals and other customary terms and conditions. It is expected to close in the second calendar quarter of 2008.

A copy of the press  release is included as exhibit 99.1 to this report.

A copy of the merger agreement is included as exhibit 99.2 to this report.

A copy of a communication to Oritani employees regarding the merger transaction is included as exhibit 99.3 to this report.

Forward-Looking Statements -- The press release contains forward-looking statements, including statements about future operating results and other forward-looking information for Oritani. These statements constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. As such, the statements involve significant risks and uncertainties. Actual results may differ materially due to such factors as:
(1) expected cost savings from the merger not materializing or not materializing within expected time frames; (2) revenues following the merger not meeting expectations; (3) failure to retain the customer bases of the two institutions following the merger; (4) competitive pressures among financial institutions increasing significantly; (5) costs or difficulties related to the integration of the businesses of Greater Community and Oritani being greater than anticipated; (6) general economic conditions being less favorable than anticipated; (7) legislation or regulatory changes adversely affecting the business in which the combined company will be engaged; and (8) the timing of the completion of the transactions.

Item 9.01   Financial Statements and Exhibits.

(a) Not Applicable.

(b) Not Applicable.

(c) Not Applicable.

(d) Exhibits.

                  Exhibit No.              Description
                  -----------              -----------

                     99.1                  Press release dated November 13, 2007
                     99.2 Agreement and Plan of Merger By and Between Oritani Financial Corp. and Greater Community Bancorp, dated November 13, 2007
                     99.3                  Communication to Employees

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                        ORITANI FINANCIAL CORP.


DATE:  November 13, 2007                By: /s/ Kevin J. Lynch
                                           -----------------------------------
                                           Kevin J. Lynch
                                           President and Chief Executive Officer